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                                                                     EXHIBIT 5.1
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                                            October 22, 1997


Litchfield Financial Corporation
789 Main Road
Stamford, Vermont 05352



Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of $51,750,000 in principal amount of __% Notes due 2002 of Litchfield Financial Corporation, a Massachusetts corporation (the "Company"), proposed to be sold by the Company, pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company, McDonald & Company Securities, Inc., J. C. Bradford & Co. and Tucker Anthony Incorporated, as underwriters (the "Underwriters"), we have examined such corporate records and other documents, including the Registration Statement on Form S-3, File No. 333-37963, relating to such Notes (the Registration Statement as declared effective being hereinafter referred to as the "Registration Statement") and the related prospectus, and have reviewed such matters of law as we have deemed necessary as a basis for the opinion as hereinafter expressed.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the Commonwealth of Massachusetts; and

          2. The Notes, when issued under the circumstances contemplated in the Registration Statement, (a) will have been duly and validly issued by the Company, with all requisite authority and action; and (b) will be the legal, valid and binding obligations of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to the reference to us under the caption "Legal Matters" in the Registration Statement.



                                             Very truly yours,

                                              /s/ Hutchins, Wheeler & Dittmar
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                                             HUTCHINS, WHEELER & DITTMAR
                                             A Professional Corporation